Exhibit 23

Consent of Keiter, Stephens, Hurst, Gary & Shreaves, P.C.

We hereby consent to the inclusion of our report dated June 11, 2003 on the financial statements of the Lancaster Press, Inc. Union Savings Plan as of December 31, 2002 and 2001 and for the year ended December 31, 2002, in this Form 11-K. We also consent to the incorporation by reference into Cadmus Communications Corporation’s Registration Statement on Form S-8 (No. 333-39185) of our report dated June 11, 2003.

Keiter, Stephens, Hurst, Gary & Shreaves, P.C.

Richmond, Virginia

June 19, 2003